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EXHIBIT 11 - Computation of Per Share Earnings

In thousands of dollars, except per share data

                                                        1998              1997              1996
                                                     ----------        ----------        ----------

NUMERATOR:
  Net income                                         $  54,031         $  63,576         $  37,696

  Effect of dilutive securities:
    Eller put/call option agreement                     (4,299)           (2,577)             --
    Convertible debt                                     7,358              --                --
                                                     ---------         ---------         ---------
                                                         3,059            (2,577)             --

Numerator for net income per
  common share - diluted                             $  57,090         $  60,999         $  37,696
                                                     =========         =========         =========

DENOMINATOR:
  Weighted average common shares                       236,060           176,960           146,844

  Effect of dilutive securities:
    Employee stock options                               4,098             4,440             2,416
    Eller put/call option agreement                      1,972             1,630              --
    Convertible debt                                     6,993              --                --
                                                     ---------         ---------         ---------
                                                        13,063             6,070             2,416

Denominator for net income
  per common share - diluted                           249,123           183,030           149,260
                                                     =========         =========         =========

Net income per common share:
  Basic                                              $     .23         $     .36         $     .26
                                                     =========         =========         =========

  Diluted                                            $     .22         $     .33         $     .25
                                                     =========         =========         =========
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